UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 5, 2007

GULF WESTERN PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52309	98-0489324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4801 Woodway Drive, Suite 306W, Houston, TX    77056
       (Address of principal executive offices)         (Zip code)

Registrant’s telephone number, including area code:  713-355-7001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On October 5, 2007 our Board of Directors dismissed Malone & Bailey, PC (“Malone”) as its independent registered public accounting firm.

Malone’s reports on our financial statements for the two fiscal years ended August 31, 2006 and 2005, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for concerns about our ability to continue as a going concern.

During our two most recent fiscal years ended August 31, 2006 and 2005, and through October 5, 2007, there were no disagreements between Gulf Western Petroleum Corporation (the “Company”) and Malone on any manner of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone, would have caused it to make reference to the subject matter of the disagreements in connection with its report on our financial statements for such years.

None of the reportable events described under Item 304(a)(1)(iv)(B) of Regulation S-B occurred within the two most recent fiscal years ended August 31, 2006 and 2005, or within the interim period through October 5, 2007.

We provided Malone with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested Malone to furnish a letter addressed to the SEC stating whether it agrees with the statements made above.  Attached, as Exhibit 16.1, is a copy of Malone’s letter to the SEC, dated October 5, 2007 stating its agreement with such statements.

On October 5, 2007, GBH CPAs, PC (“GBH”) was appointed as the new independent registered public accounting firm for the Company.  The decision to appoint GBH was approved by the Board of Directors.  During Gulf Western’s two most recent fiscal years ended August 31, 2006 and 2005, and through October 5, 2007, neither the Company nor anyone acting on its behalf consulted with GBH regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

The GBH audit partner assigned to our account was previously the audit partner responsible for the Gulf Western audit while Malone served as the Company’s public accounting firm.

Item 9.01 Financial Statements and Exhibits

Exhibit 16.1	Letter from Malone & Bailey, PC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF WESTERN PETROLEUM CORPORATION

By: /s/ Don L. Sytsma
Don L. Sytsma
Chief Financial Officer
Date: October 5, 2007